Exhibit 10.37

PRIVATE BETWEEN THE PARTIES

PharmAthene, Inc.

Confidential Materials Omitted and Filed Separately with the

Securities and Exchange Commission

Confidential Portions denoted by [***]

Intellectual Property Group	[***]	[***]	[***]
Manager	[***]	[***]	[***]
	[***]	[***]
	[***]	[***]
[***]
[***]

Avecia Biologics Limited
Hexagon Tower
Blackley
Manchester
M9 8ZS
(Attn Chris Revell)

20 March 2008

Our refs:  [***]

Dear Sirs

Manufacturing and Marketing Licence Agreement In respect of [***] Manufacturing Licence Agreement [***]

We hereby agree that the exclusive period under clause 2.2 of each of the above licenses is extended and the exclusive period is for the period that the license remains in effect and is for the benefit of you or your assignees.  In each case, such exclusive period shall (without prejudice to our rights to terminate the licences in accordance with their terms) be subject to termination only if you or any party to whom you assign your license agreements does not diligently pursue development of products using the respective technology licensed to you by us, by prior written notice to Avecia (or an Avecia assignee) of an intent to terminate the exclusive period.  Such proposed termination is subject to the dispute resolution procedure of Clause 14.1 of the [***] License and Clause 16.1 of the [***] License.  This extension is subject to

1.                                       continuation of the rights of Dstl under Clauses 2.3 and 2.4 of each agreement;

2.                                       replacement of [***] in Clause 2.2 of the 20th June 2006 agreement [***] by [***]; and

3.                                       deletion of Clauses 2.8, 10.3, 10.4 and 10.5 In the 6th December 2006 [***] Licence and Clauses 2.8 and 9.3 in the 20 June 2006 [***] licence.

4.                                       In consideration for the extension, it is agreed that:

a.                                       Dstl shall not be obliged to take action against infringers but you shall have the right to do so at your own cost and expense;

b.                                      Dstl shall be entitled receive the lower of the royalty as set out in the licences in respect of sales of products by the infringers or [***] of any recovery obtained as a result of such action (less the attributable costs of such an action);

c.                                       You or your assignee shall pay to Dstl;

I.                                         a lump sum of [***] being roughly equivalent to the costs Incurred prior to the date of signature hereof of prosecuting and maintaining the patents and patent applications listed in the Schedules of the licences but excluding the costs associated with US patent interference proceedings; and

II.                                     a minimum annual royalty equivalent to the ongoing costs of prosecuting and maintaining the patent and patent applications listed In the Schedules of the licenses together with any additional patents and patent applications that are added by mutual agreement.

d.                                      The parties shall meet every three years in order to review the position generally in respect of each licence.  In the event that Dstl considers there no longer to be a market for products being developed or produced by the licensee, Dstl and the licensee will engage in bona-fide discussions to determine the future of the licences and the wisdom of continuing them in force.

e.                                       The parties (including any Avecia assignee) agree that the amendments to the licence agreements set out above are binding and that the provisions of this letter specifically amend the respective agreements from the date hereof; however, the parties (Including any Avecia assignee) will engage in bona-fide discussions to further amend the respective agreements, if required, to clarify any wording thereof, provided, however, the failure to agree to any clarification shall not change the binding effect of these amendments and the respective agreements.

This letter specifically amends any and all contrary provisions in the above license agreements.  This letter supersedes the letter signed on March 19 2008 which shall be null and void including as to any payment obligations thereunder.

Please confirm your agreement to the above by signing below.

[***]

[***]

[***]

[***]

Agreed:

/s/ D. McLellan

By:	D. McLellan
	Director	Approved as to
		legal form by	[***]
For

Avecia Biologics Limited